Exhibit 3.1

RESTATED BYLAWS

OF

SONIC SOLUTIONS

SHAREHOLDERS

1.           Annual Meeting.  Unless the Board of Directors or the President of the corporation selects a different time or date, the annual meeting of shareholders shall be held at 11:00 a.m. on the first Tuesday of the fifth calendar month following the end of the corporation’s fiscal year if such day is not a legal holiday, and, if a legal holiday, on the next succeeding business day not a legal holiday..  The annual meeting shall be for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

2.           Special Meeting.  Special meetings of shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or the holders of shares entitled to cast not less than one-tenth of the votes at the meeting.

3.           Place.

(a)           Meetings of shareholders shall be held at the principal executive office of the corporation or at any other place, within or without California designated by the Board of Directors or the President, or, to the extent permitted by and in accordance with Section 3(b), by electronic transmission by and to the corporation (used throughout as those terms are defined in the California Corporations Code (“CCC”)) or by electronic video screen communication, as designated by the Board of Directors or the President.

(b)           A meeting of shareholders may be conducted, in whole or in part, by electronic transmission by and to the corporation  or by electronic video screen communication (i) if the corporation implements measures to provide shareholders (in person or by proxy) an opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings, and (ii) if any shareholder votes or takes other action at the meeting by means of electronic transmission to the corporation or electronic video screen communication, a record of that vote or action is maintained by the corporation.  If authorized by the Board of Directors in its sole discretion, and subject to the statutory requirements of shareholder consent then in effect and those guidelines and procedures as the Board of Directors may adopt, shareholders not physically present in person or by proxy at a meeting of shareholders may, by electronic transmission by and to the corporation or by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote at a meeting of shareholders whether that meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the corporation or by electronic video screen communication, in accordance with this Section 3(b).  A shareholder’s participation in a meeting of shareholders by electronic communication by and to the corporation is predicated upon the consent of such shareholder to electronic communication by the corporation, as required by the CCC.  Unless all of the shareholders have consented to the use of electronic transmission by and to the corporation for the purposes of a shareholders meeting (or to the use of such transmissions for such meetings generally) a shareholders’ meeting shall include a physical location determined in accordance with Section 3(a).

4.           Notice.

(a)           Annual and Special Meetings.  A written notice of each meeting of shareholders shall be given not more than 60 days and, except as provided below, not less than 10 (or, if sent by third-class mail, 30) days before the meeting to each shareholder entitled to vote at the meeting.  The notice shall state the place (unless the meeting is to be conducted solely by electronic transmission by and to the corporation), date, and hour of the meeting and, if directors are to be elected at the meeting, the names of the nominees intended to be presented by the Board of Directors for election.  If the meeting is to be conducted in whole or in part by means of electronic communication by and to the corporation, the notice shall provide (i) the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in that meeting and (ii) notice that, absent the valid consent of all of the shareholders of the corporation for the utilization of electronic transmission by and to the corporation, the meeting shall include a physical location.  The notice shall also state (i) the general nature of a proposal, if any, to take action with respect to approval of (A) a contract or other transaction with an interested director, (B) an amendment of the Articles of Incorporation, (C) a reorganization of the corporation as defined in Section 181 of the CCC, (D) a voluntary dissolution of the corporation, or (E) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; (ii) in the case of an annual meeting, those matters that the Board of Directors intends to present for action by the shareholders, and (iii) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted.  Notice shall be delivered personally, by electronic transmission by the corporation, by mail, or other means addressed to each such shareholder at the address of the shareholder appearing on the books of the corporation, the address given by the shareholder to the corporation for the purpose of notice, or as otherwise provided by law.  Notice given by electronic transmission by the corporation shall be valid only if such notice complies with the procedures set forth in such definition in the CCC and as long as neither of the following has occurred:  (i) the corporation is unable to deliver two consecutive notices to the shareholder by that means; or (ii) the inability to so deliver the notices to the shareholder becomes known to the secretary, any assistant secretary, the transfer agent, or other person responsible for the giving of the notice.  If the circumstances described in either clauses (i) or (ii) above occurs with respect to a shareholder, the corporation shall again obtain the consent of such shareholder as required by the definition of “electronic transmission by the corporation” set forth in the CCC prior to utilizing electronic transmission by the corporation to provide notices of shareholders’ meetings to such shareholder.  Upon written request to the Chairman of the Board, the President, the Secretary, or any Vice President of the corporation by any person (other than the Board of Directors) entitled to call a special meeting of shareholders, the person receiving such request shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than 35 nor more than 60 days after receipt of the request.

(b)           Adjourned Meetings.  When any shareholders’ meeting, either annual or special, is adjourned for more than 45 days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.  Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting (or the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which the shareholders may participate), or of the business to be transacted thereat, other than by announcement of the time and place (or the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which the shareholders may participate) thereof at the meeting at which such adjournment is taken.

5.           Shareholder Proposals.

(a)           At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a shareholder.

(b)           In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, whether or not the shareholder is seeking to have a proposal included in the corporation’s proxy statement or information statement under any applicable rule of the Securities and Exchange Commission, including, but not limited to, Regulation 14A or Regulation 14C under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the shareholder must have given timely notice thereof in writing to the Secretary of the corporation.  If the shareholder is not seeking inclusion in the corporation’s proxy statement or information statement of a proposal for a director nomination or other business that is proposed to be voted on at an annual meeting, timely notice shall consist of a shareholder’s notice delivered to or mailed and received at the principal executive offices of the corporation, not less than 90 days nor more than 150 days prior to the one year anniversary of the date on which the corporation first mailed or sent by electronic transmission its proxy materials for the previous year’s annual meeting of shareholders (or a reasonable time before the date on which the corporation mails or sends by electronic transmission its proxy materials for the current year if, during the prior year, the corporation did not hold an annual meeting or if the date of the annual meeting was changed by more than 30 days from the date of the prior year’s annual meeting).  In the case of a shareholder seeking to have a proposal included in the corporation’s proxy statement or information statement, timely notice consists of a shareholder’s notice delivered to or mailed and received at the principal executive offices of the corporation not less than 120 days nor more than 180 days prior to the one year anniversary of the date on which the corporation first mailed or sent by electronic transmission its proxy materials for the previous year’s annual meeting of shareholders (or a reasonable time before the date on which the corporation mails or sends by electronic transmission its proxy materials for the current year if, during the prior year, the corporation did not hold an annual meeting or if the date of the annual meeting was changed by more than 30 days from the date of the prior year’s annual meeting).  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, (v) as to the shareholder giving the notice and any Shareholder Associated Person (as defined below) or any member of such shareholder’s immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such shareholder, such Shareholder Associated Person or family member with respect to any share of stock of the corporation (each, a “Relevant Hedge Transaction”), and (vi) as to the shareholder giving the notice and any Shareholder Associated Person or any member of such shareholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, (a) whether and the extent to which such shareholder, Shareholder Associated Person or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (a “Derivative Instrument”), (b) any rights to dividends on the shares of the corporation owned beneficially by such shareholder, Shareholder Associated Person or family member that are separated or separable from the underlying shares of the corporation, (c) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, Shareholder Associated Person or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (d) any performance-related fees (other than an asset-based fee) that such shareholder, Shareholder Associated Person or family member is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).

(c)           With respect to shareholder proposals relating to director nominations, in addition to the information above, the shareholder’s notice shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation that are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

(d)           For purposes of this Section 5, “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person

6.           Record Date.  The Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of any meeting, to vote, to receive any dividend or other distribution or allotment of rights, or to exercise any rights.  The record date shall be not more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to such other action.  If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, the close of business on the business day next preceding the day on which the meeting is held.  The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.  Except as otherwise provided by law, only shareholders at the close of business on the record date are entitled to notice and to vote, to receive the dividend, distribution or allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation occurring after the record date.  Except as otherwise provided by law, the corporation shall be entitled to treat the holder of record of any shares as the holder in fact of such shares and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have express or other notice of such claim or interest.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date.  The Board of Directors shall fix a new record date if the adjourned meeting takes place more than 45 days after the date set for the original meeting.  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

7.           Meeting Without Regular Call and Notice.  The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes of the meeting.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Attendance of a shareholder at a shareholders’ meeting shall constitute a waiver of notice of such meeting unless, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting that was not so included, the shareholder expressly objects to such consideration at the meeting.  Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles of Incorporation or these Bylaws, or unless the meeting involves the election of directors.

8.           Quorum and Required Vote.  A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business.  No business may be transacted at a meeting in the absence of a quorum other than the adjournment of the meeting, except that if a quorum is present at the commencement of the meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum.  If a quorum is present at a meeting, the affirmative vote of the holders of shares having a majority of the voting power of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders unless the vote of a larger number or voting by classes is required by law, the Articles of Incorporation, or these Bylaws.  If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than a quorum, the affirmative vote of a majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number or voting by classes is required by law, the Articles of Incorporation, or these Bylaws.  Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

9.           Proxies.  Every person entitled to vote shares (including voting by written consent) may authorize another person or other persons to act by proxy with respect to such shares.  “Proxy” means a written authorization signed or an electronic transmission authorized by a shareholder or the shareholder’s attorney-in-fact giving another person or persons power to vote with respect to the shares of such shareholder.  “Signed” for the purpose of this Section 9 means the placing of the shareholder’s name or other authorization on the proxy (whether by manual signature, typewriting, telegraphic, or electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact.  A proxy may be transmitted by an oral telephone transmission if it is submitted with information from which it may be determined that the proxy was authorized by the shareholder, or his or her attorney-in-fact.  Any proxy duly executed is not revoked and continues in full force and effect until (i) a written instrument revoking it is filed with the Secretary of the corporation prior to the vote pursuant thereto, (ii) a subsequent proxy executed by the person executing the prior proxy is presented to the meeting, (iii) the person executing the proxy attends the meeting and votes in person, or (iv) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy.  Notwithstanding the foregoing sentence, a proxy that states that it is irrevocable, is irrevocable for the period specified therein to the extent permitted by Section 705(e) and (f) of the CCC.  The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

10.         Voting.

(a)           Except as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders.  Any holders of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

(b)           Subject to the provisions of Sections 702 through 704 of the CCC (relating to voting of shares held by a fiduciary, receiver, pledgee, or minor, in the name of a corporation, or in joint ownership), persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the record date shall be entitled to vote at the meeting of shareholders.  Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins.

(c)           The candidates for directors receiving the highest number of affirmative votes of shares entitled to be voted for them, up to the number of directors to be elected by such shares, shall be elected, and votes against a director and votes withheld shall have no legal effect.

11.         Election Inspectors.  One or three election inspectors may be appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the chairman of the meeting.  If not previously chosen, one or three inspectors shall be appointed by the chairman of the meeting if a shareholder or proxyholder so requests.  When inspectors are appointed at the request of a shareholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen.  The election inspectors shall determine all questions concerning the existence of a quorum and the right to vote, shall tabulate and determine the results of voting, and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote.  If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

12.         Action Without Meeting.  Except as provided below or by the Articles of Incorporation, any action that may be taken at a meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.  Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent personally or by proxy by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter.  Such revocation is effective upon its receipt by the Secretary of the corporation.  Unless the consents of all shareholders entitled to vote have been solicited in writing, the corporation shall give to those shareholders entitled to vote who have not consented in writing (i) a written notice at least 10 days before consummation of an action authorized by shareholders without a meeting covered by the following sections of the CCC: 310 (certain transactions involving interested directors), 317 (indemnification of corporate agents), 1152 (conversions), 1201 (reorganizations) and 2007 (certain distributions of assets) and (ii) a written notice promptly after the taking of any other action approved by shareholders without a meeting.

13.         Reports.

(a)           The Board of Directors of the corporation shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year, and at least 15 days (or, if sent by third-class mail, 35 days) prior to the annual meeting of shareholders to be held during the next fiscal year.  If approved by the Board of Directors, the report and any accompanying material may be sent by electronic transmission by the corporation.  This report shall contain a balance sheet as of the end of that fiscal year and an income statement and statement of cashflows for that fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.  This report shall also contain such other matters as required by Section 1501(b) of the CCC, unless the corporation is subject to the reporting requirements of Section 13 of the Exchange Act, and is not exempted therefrom under Section 12(g)(2) thereof.  As long as the corporation has less than 100 holders of record of its shares (determined as provided in Section 605 of the CCC), the foregoing requirement of an annual report is hereby waived.

(b)           If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of such fiscal year, deliver (including by electronic transmission if such transmission is permitted to such shareholder pursuant to such definition) by the corporation or mail to the person making the request within 30 days thereafter the financial statements for such year as required by Section 1501(a) of the CCC.  A shareholder or shareholders holding at least five percent of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the financial statements for the last fiscal year as required by Section 1501(a) of the CCC.  The statements shall be delivered (including by electronic transmission by the corporation if such transmission is permitted to such shareholder pursuant to such definition) or mailed to the person making the request within 30 days thereafter.  A copy of any such statements shall be kept on file in the principal executive office of the corporation for 12 months, and they shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements, or a copy shall be mailed to the shareholder.

(c)           The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

14.         Lost Stock Certificates.  No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and canceled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirement imposed by the corporation.  In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104 and 8405 of the California Commercial Code.

BOARD OF DIRECTORS

15.         Number.  The authorized number of directors of this corporation shall not be less than five nor more than nine.  The exact number of directors shall be five until changed within the limits specified above, by the Board of Directors, by a bylaw amending this Section 15 duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote.  The indefinite number of directors may be changed or a definite number fixed without provision for an indefinite number by an amendment to these Bylaws duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.  An amendment reducing the number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

16.         Powers.  Subject to the limitations imposed by law or contained in the Articles of Incorporation, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the ultimate direction of the Board of Directors.

17.         Election, Term of Office, and Vacancies.  At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting.  If any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.  Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which the director was elected and until a successor has been elected.  The Board of Directors may declare vacant the office of any director who has been declared to be of unsound mind by court order or convicted of a felony.  Vacancies on the Board of Directors not caused by removal may be filled by a sole remaining director, by a majority of the directors then in office or by the unanimous written consent of the directors then in office, in all cases regardless of whether the directors then in office constitute a quorum.  The shareholders may elect a director at any time to fill any vacancy not filled, or that cannot be filled, by the Board of Directors.  A vacancy in the Board of Directors created by the removal of a director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of all of the holders of the outstanding shares. Any election by written consent other than to fill a vacancy created by removal shall require the consent of holders of a majority of the outstanding shares entitled to vote.  No reduction in the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

18.         Removal.  Except as provided below, any or all of the directors may be removed without cause if such removal is approved by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.  Unless the entire Board of Directors is so removed, no director may be removed if (i) the votes cast against removal, or not consenting in writing to such removal in the case of written consent, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes was cast or, if such action is taken by written consent, all shares entitled to vote were voted and (ii) the entire number of directors authorized at the time of the director’s most recent election were then being elected.

19.         Resignation.  Any director may resign by giving notice to the Chairman of the Board, the President, the Secretary or the Board of Directors.  The resignation of a director shall be effective when given unless the director specifies a later time.  The resignation shall be effective regardless of whether it is accepted by the corporation.

20.         Compensation.  If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board.  Nothing herein shall preclude any director from serving the corporation in another capacity and receiving compensation for such service.

21.         Committees.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board.  The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee.  To the extent permitted by the resolution of the Board of Directors, a committee may exercise all of the authority of the Board except:

(a)           the approval of any action that, under the CCC, must be approved by the outstanding shares or approved by the shareholders;

(b)           the filling of vacancies on the Board or any committee;

(c)           the fixing of compensation of the directors for serving on the Board or any committee;

(d)           the adoption, amendment or repeal of Bylaws;

(e)           the amendment or repeal of any resolution of the Board that by its express terms is not so amendable or repealable;

(f)           a distribution to the shareholders of the corporation, except at a rate, in a periodic amount, or within a price range determined by the Board; and

(g)           the appointment of any other committees of the Board or the members of such committees.

22.         Inspection of Records and Properties.  Each director may inspect all books, records, documents, and physical properties of the corporation and its subsidiaries at any reasonable time.  Inspections may be conducted either by the director or the director’s agent or attorney.  The right of inspection includes the right to copy and make extracts.

23.         Time and Place of Meetings and Telephone Meetings.  Unless the Board of Directors determines otherwise, the Board shall hold a regular meeting during each quarter of the corporation’s fiscal year.  One such meeting shall take place immediately following the annual meeting of shareholders.  Notice of such meeting is hereby dispensed with.  All meetings of directors shall be held at the principal executive office of the corporation or at such other place, within or without California, as shall be designated in the notice of the meeting or in a resolution of the Board of Directors.  Directors may participate in a meeting through use of conference telephone, electronic video screen communication, electronic transmission by and to the corporation, or similar communications equipment, provided that all members so participating can communicate with all of the other members concurrently and each member is provided the means of participating in all matters before the Board of Directors, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation.

24.         Call.  Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, any Vice President, or any two directors.

25.         Notice.

(a)           Regular meetings of the Board of Directors may be held without notice if the times and places of such meetings have been fixed by the Board. Notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, telegraph, facsimile, electronic transmission by the corporation, or mail, charges prepaid, addressed to the director at the director’s address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held.  In case such notice is mailed, it shall be deposited in the United States mail at least 4 days prior to the time of the holding of the meeting.  In case such notice is delivered personally or by telephone, telegraph, facsimile, electronic mail message or other electronic transmission by the corporation, it shall be so delivered at least 48 hours prior to the time of the holding of the meeting.  Any such transmission of notice, as above provided, shall be due, legal and personal notice to such director.  As used herein, notice by telephone shall be deemed to include a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to the recipient, including the recipient’s designated voice mailbox or address on such a system.

(b)           Notice of a meeting need not be given to any director who provides a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof in writing, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meetings.

26.         Meeting Without Regular Call and Notice.  The actions taken at any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though taken at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to the holding of the meeting, or an approval of the minutes of the meeting.  For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

27.         Action Without Meeting.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all of the members of the Board individually or collectively consent in writing to such action.  Such action, consent or consents shall be filed with the minutes of the proceedings of the Board of Directors, and the action or actions authorized therein shall have the same force and effect as a unanimous vote of such directors.

28.         Quorum and Required Vote.  A majority of the authorized number of directors shall constitute a quorum for the transaction of business, provided that the number constituting a quorum shall not be less than the greater of one-third of the authorized number of directors or two.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these Bylaws.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by at least a majority of the required quorum for such meeting.  A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

29.         Committee Meetings.  The principles set forth in Sections 23 through 28 of these Bylaws shall apply to committees of the Board of Directors and to actions taken by such committees.

30.         Indemnification of Directors and Officers.

(a)           Indemnification of Directors and Officers. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereafter a “Proceeding”), by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director or officer of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer (for the purposes of this section 30, “Officers” or “Directors”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Section 30) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereafter “Expenses”). The right to indemnification conferred in this Article shall be a contract right.  It is the corporation’s intention that these Bylaws provide indemnification of officers and directors in excess of that expressly permitted by Section 317 of the CCC, as authorized by the corporation’s Articles of Incorporation.

(b)           Indemnification of Others: The corporation shall have the power to indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any Proceeding, by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a an employee or agent of the corporation or is or was serving at the request of the corporation as an employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was an employee or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as an employee or agent or in any other capacity while serving as an employee or agent (for the purposes of this section 30, “Employees” or “Agents”). Such persons may be indemnified and held harmless by the corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all Expenses.  It is the corporation’s intention that these Bylaws permit indemnification of employees and agents in excess of that expressly permitted by Section 317 of the CCC, as authorized by the corporation’s Articles of Incorporation.

(c)           Actions by the Corporation. Notwithstanding the foregoing, the corporation shall not be required to advance such Expenses to any Director or Officer who is party to a Proceeding brought by the corporation and approved by a majority of the Board of Directors that alleges willful misappropriation of corporate assets by such Director or Officer, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such Director’s or Officer’s duty to the corporation or its shareholders.

(d)           Authority to Advance Expenses. Expenses incurred by Officers or Directors (acting in their capacity as such) in defending a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the CCC then in effect, such Expenses shall be advanced only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section 30 or otherwise.  Expenses incurred by Employees or Agents of the corporation (or by the Directors or Officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon the receipt of a similar undertaking, if required by law, and upon such other terms and conditions as the Board of Directors deems appropriate.  Any obligation to reimburse the corporation for Expense advances shall be unsecured, and no interest shall be charged thereon.

(e)           Provision Nonexclusive. The rights conferred on any person by this Section 30 shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.  To the extent that any provision of the Articles of Incorporation, agreement, or vote of the shareholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement, or vote shall take precedence.

(f)           Authority to Insure. The corporation may purchase and maintain insurance to protect itself and any Directors, Officers, Employees or Agents, as the case may be, against any Expense asserted against or incurred by such person or persons, whether or not the corporation would have the power to indemnify such person or persons against such Expense under applicable law or the provisions of this Section 30, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317 of the CCC.

(g)           Survival of Rights. The rights provided by this Section 30 shall continue as to a person who has ceased to be an Officer or Director and shall inure to the benefit of the heirs, executors, and administrators of such Officer or Director.

(h)           Settlement of Claims. The corporation shall not be liable to indemnify any Director or Officer under this Section 30 for (i) any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (ii) any judicial award, if the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

(i)           Effect of Amendment. Any amendment, repeal, or modification of this Section 30 shall not adversely affect any right or protection of any Director or Officer existing at the time of such amendment, repeal, or modification.

OFFICERS

31.         Titles and Authority.  The officers of the corporation shall include a Chairman of the Board or a President or both, a Secretary, and a Chief Financial Officer.  The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, or other Officers.  Any number of offices may be held by the same person.  All officers shall perform their duties and exercise their powers subject to the direction of the Board of Directors.  Deeds, notes, contracts, and any other instrument or document may be executed on behalf of this corporation by the single signature of the President or any Vice President or by the signatures of any two other officers, provided that the signing officers shall not both be Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers or other subordinate officers.  Notwithstanding the foregoing, any officer is authorized to sign (i) a proxy or consent solicited by the directors or management of any company in which the corporation owns shares or (ii) any notice given by the corporation to any other person.

32.         Election, Term of Office and Vacancies.  At its regular meeting after each annual meeting of shareholders, the Board of Directors shall choose the officers of the corporation.  The Board may choose additional officers or fill vacant offices at any other time.  No officer must be a member of the Board of Directors except the Chairman of the Board.  The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time.

33.         Resignation.  Any officer may resign at any time upon notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.  The resignation of an officer shall be effective when given unless the officer specifies a later time.  The resignation shall be effective regardless of whether it is accepted by the corporation.

34.         Chairman of the Board; President.  If the Board of Directors elects a Chairman of the Board, such officer shall preside over all meetings of the Board of Directors and of shareholders.  If there is no Chairman of the Board, the President shall perform such duties.  The Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer.  If there is no Chairman of the Board, the President shall be the chief executive officer.

35.         Secretary.  Unless otherwise determined by the Board of Directors or the chief executive officer, the Secretary shall have the following powers and duties:

(a)           Record of Corporate Proceedings.  The Secretary shall attend meetings of shareholders and the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept at the principal executive office of the corporation or at such other place as the Board may determine.  The Secretary shall keep the original or a copy of these Bylaws at the corporation’s principal executive office, if in California, or at its principal business office in California if the principal executive office is not in California.

(b)           Record of Shares.  Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep a share register at the principal executive office of the corporation showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

(c)           Notices.  The Secretary shall give such notices as may be required by law or these Bylaws.

36.         Chief Financial Officer.  The Chief Financial Officer shall be the chief financial officer of the corporation.  Unless otherwise determined by the Board of Directors or the chief executive officer, the Chief Financial Officer shall have custody of the corporate funds and securities, shall keep adequate and correct accounts of the corporation’s properties and business transactions, shall disburse such funds of the corporation as may be ordered by the Board or the chief executive officer (taking proper vouchers for such disbursements), and shall render to the chief executive officer and the Board, at regular meetings of the Board or whenever the Board may require, an account of all transactions and the financial condition of the corporation.

37.         Other Officers.  The other officers of the corporation, if any, shall exercise such powers and perform such duties as the Board of Directors or the chief executive officer shall prescribe.

38.         Salaries.  The Board of Directors shall fix the salary of the chief executive officer and may fix the salaries of other employees of the corporation, including the other officers.  If the Board does not fix the salaries of the other officers, the chief executive officer shall fix such salaries.

39.         Officer Loans and Guarantees.  Without limiting any other powers of the corporation or the Board of Directors with respect to loans, guaranties, or employee benefit plans, if the corporation has outstanding shares held of record by 100 or more persons (determined as provided in the CCC) on the date of approval by the Board of Directors, the corporation may make loans of money or property to, or guarantee the obligations of, any officer of the corporation, or any parent or subsidiary of the corporation, whether or not the officer is also a director, or adopt an employee benefit plan or plans authorizing such loans or guaranties, upon the approval of the Board of Directors alone (by a vote sufficient without counting the vote of any interested director or directors) if the Board of Directors determines that such a loan or guaranty or plans may reasonably be expected to benefit the corporation and is otherwise made in compliance with all applicable laws.

AMENDMENT OF BYLAWS

40.         Bylaws may be adopted, amended, or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote or by the Board of Directors, except that an amendment changing the authorized number of directors may only be adopted as provided in Section 15.

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This is to certify that the foregoing is a true and correct copy of the Restated Bylaws of Sonic Solutions and that the Restated Bylaws were duly adopted by the Board of Directors of the corporation on July [●], 2010.

/s/
Mary C. Sauer, Secretary